Exhibit 99.2

AVAILENT FINANCIAL, INC.  AND

SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED

JUNE 30, 2002 AND 2001

AVAILENT FINANCIAL, INC. AND SUBSIDIARIES

INDEPENDENT ACCOUNTANT’S REPORT

To the Board of Directors

Availent Financial, Inc.

Dallas, Texas

We have reviewed the accompanying consolidated balance sheets of Availent Financial, Inc. and Subsidiaries as of June 30, 2002 and 2001 and the related consolidated statements of operations and comprehensive income (loss), stockholders’ deficiency and cash flows for the six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.  All information included in these financial statements is the representation of the management of Availent Financial, Inc. and Subsidiaries.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data.  It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the accompanying financial statements have been restated from previously issued financial statements (dated August 7, 2002) to reflect certain adjustments and reclassifications to various asset, liability, and income and expense accounts.

Gainer, Donnelly & Desroches, L.C.

Houston, Texas

August 7, 2002

(except for Note 1, as to

which the date is February 13, 2003)

AVAILENT FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2002 AND 2001

ASSETS

	2002	2001
CURRENT ASSETS:
Cash and Cash Equivalents	$200	$16,968
Other Receivables	—	55,799
Interest Receivable — Officer	43,398	—
Marketable Securities	66,005	—
Prepaid Expenses	82,772	—
Advances to Officers	214,800	—

Total Current Assets	407,175	72,767

PROPERTY AND EQUIPMENT:
Furniture and Fixtures	22,800	18,000
Office Equipment	40,025	18,164
Leasehold Improvements	11,047	5,480
Less: Accumulated Depreciation	(15,038)	(2,174)

Net Property and Equipment	58,834	39,470

OTHER ASSETS:
Deposits	2,872	2,400
Investment in SeaCrest Industries Corp.	1,244	—
Deferred Commitment Costs, Net	53,362	85,378
Customer Lists, Net	58,666	74,667
Licensing Agreements, Net	3,612	5,778

Total Other Assets	119,756	168,223

TOTAL ASSETS	$585,765	$280,460

See Independent Accountant’s Report and Accompanying Notes.

AVAILENT FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2002 AND 2001

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

	2002	2001
CURRENT LIABILITIES:
Accounts Payable	$204,749	$26,500
Accrued Liabilities	217,266	30,464
Accrued Compensation — Officers	310,403	—
Current Portion of Capital Lease Obligations	4,359	3,799
Notes Payable — Officers	512,990	290,000
Notes Payable — Stockholders	760,000	—
Notes Payable	464,828	25,000

Total Current Liabilities	2,474,595	375,763

LONG-TERM LIABILITIES:
Capital Lease Obligations, Net of Current Portion	3,726	7,747

TOTAL LIABILITIES	2,478,321	383,510

MINORITY INTEREST	(5,142)	(14,553)

STOCKHOLDERS’ DEFICIENCY
Preferred Stock, $1.00 Par Value; 200,000 Shares Authorized, Issued and Outstanding for 2001	—	200,000
Common Stock, $0.01 Par Value; 1,000,000 Shares Authorized; 721,090 and 500,000 Shares at 2002 and 2001, respectively Issued and Outstanding	7,211	5,000
Additional Paid-in Capital	1,563,850	—
Deferred Merger Costs	(858,861)	—
Net Unrealized Losses on Securities	(307,973)	—
Common Stock Issued for Deferred Compensation	(692,245)	—
Accumulated Deficit	(1,599,396)	(293,497)

Total Stockholders’ Deficiency	(1,887,414)	(88,497)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$585,765	$280,460

See Independent Accountant’s Report and Accompanying Notes.

AVAILENT FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001

	2002	2001

REVENUES	$158,141	$42,512

COST OF REVENUES:
Amortization	8,000	5,333
Delivery	7,239	1,934
Financial Fees	7,986	10,853
Appraisals	20,572	—
Credit Application Services	6,224	—
Automated Underwriting	1,891	—
HUD Fees	1,413	—
Licenses and Other Fees	4,576	3,351
Wages and Salaries	100,967	44,464

Total Cost of Revenues	158,868	65,935

GROSS LOSS	(727)	(23,423)

OPERATING EXPENSES:
Advertising and Publications	15,380	2,686
Amortization	1,083	722
Depreciation	6,013	2,174
Executive Salary Expense	95,603	38,343
Insurance	13,003	7,143
Rent	35,231	12,453
Office Supplies	45,428	19,860
Miscellaneous Expense	21,573	952
Professional Fees	116,986	45,447
Repairs and Maintenance	5,569	15,674
Property Taxes and Licenses	11,676	1,075
Telecommunications	30,716	8,075
Travel, Meals and Entertainment	46,076	10,613
Wages and Salaries	229,215	93,873

Total Operating Expenses	673,552	259,090

LOSS BEFORE OTHER EXPENSE	(674,279)	(282,513)

OTHER INCOME (EXPENSE):
Interest Income	27,064	—
Other Expense	(3,395)	—
Interest Expense	(153,227)	(28,037)

Total Other Income (Expense)	(129,558)	(28,037)

LOSS BEFORE MINORITY INTEREST	$(803,837)	$(310,550)

See Independent Accountant’s Report and Accompanying Notes.

AVAILENT FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS) — CONTINUED

FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001

	2002	2001

LOSS BEFORE MINORITY INTEREST	$(803,837)	$(310,550)

MINORITY INTEREST	28,451	17,053

NET LOSS	(775,386)	(293,497)

OTHER ITEMS OF COMPREHENSIVE INCOME:
Net Unrealized Losses on Securities	(593,956)	—

COMPREHENSIVE INCOME (LOSS)	$(1,369,342)	$(293,497)

LOSS PER COMMON SHARE	$(1.23)	$(0.59)

See Independent Accountant’s Report and Accompanying Notes.

AVAILENT FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY

FOR THE SIX MONTHS ENDED JUNE 30, 2002

		Common Stock, $0.01 Par Value		Preferred Stock, $1.00 Par Value
	Date	Number of Shares	Amount	Number of Shares	Amount	Additional Paid In Capital	Subscriptions Receivable	Deferred Merger Costs	Accumulated Comprehensive Income	Deferred Compensation	Accumulated Deficit	Total

Balance, Beginning of Period		529,940	$5,299	200,000	$200,000	$33,638	$(15,000)	$—	$285,983	$—	$(824,010)	$(314,090)

Issuance of Common Stock for Services	Feb-02	2,000	20	—	—	17,480	—	—	—	—	—	17,500

Payment of Subscription		—	—	—	—	—	15,000	—	—	—	—	15,000

Redemption of Preferred Shares for Notes Payable and Common Shares of SeaCrest Industries Corp.	Feb-02	—	—	(200,000)	(200,000)	108,134	—	—	—	—	—	(91,866)

Sale of Common Stock for cash	Mar-02	200	2	—	—	1,998	—	—	—	—	—	2,000

Sale of Common Stock for cash	Mar-02	1,000	10	—	—	9,990	—	—	—	—	—	10,000

Sale of Common Stock for cash	Mar-02	1,000	10	—	—	9,990	—	—	—	—	—	10,000

Issuance of Common Stock for
Deferred Compensation	Mar-02	93,475	935	—	—	691,310	—	—	—	(692,245)	—	—

Issuance of Common Stock for Services	Mar-02	93,475	935	—	—	691,310	—	—	—	—	—	692,245

Deferred Merger Costs		—	—	—	—	—	—	(858,861)	—	—	—	(858,861)

Net Unrealized Loss on Securities	Jun-02	—	—	—	—	—	—	—	(593,956)	—	—	(593,956)

Net Income (Loss) for the period	Jun-02	—	—	—	—	—	—	—	—	—	(775,386)	(775,386)

Balance, End of Period		721,090	$7,211	—	$—	$1,563,850	$—	$(858,861)	$(307,973)	$(692,245)	$(1,599,396)	$(1,887,414)

See Independent Accountant’s Report and Accompanying Notes.

AVAILENT FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

JUNE 30, 2002 AND 2001

	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(775,386)	$(293,497)
Adjustments to Reconcile Net Loss to Net Cash
Used in Operating Activities
Amortization and Financing Cost for Stock Issuance	25,091	16,727
Depreciation	6,013	2,174
Common Stock Issued for Services	12,500	—
Noncash Interest and Other	7,017	—
Minority Interest in Loss of Limited Partnerships	(28,451)	(17,053)
(Increase) Decrease In:
Other Receivables	—	(55,799)
Interest Receivable	(25,114)	—
Prepaid Expenses	(65,038)	—
Deposits	(472)	(2,400)
Increase (Decrease) In:
Accounts Payable	174,401	26,500
Accrued Liabilities	160,416	30,464

Net Cash Used in Operating Activities	(509,023)	(292,884)

CASH FLOWS FROM INVESTING ACTIVITIES:
Deferred Merger Costs	(166,616)	—
Investment in SeaCrest Industries Corp. Common Stock	(49,726)	—
Purchase of Property and Equipment	(23,863)	(8,004)

Net Cash Used in Investing Activities	(240,205)	(8,004)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Notes Payable	644,150	315,000
Payments on Capital Lease Obligations	(1,946)	(1,144)
Sale of Common Stock	37,000	1,500
Seacrest Industries Corp Common Stock Exchanged for Redemption of Preferred Stock of Company	11,866	—
Contributed Capital from Limited Partnerships — Minority Interest	53,770	2,500

Net Cash Provided by Financing Activities	744,840	317,856

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,388)	16,968

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,588	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$200	$16,968

SUPPLEMENTAL DISCLOSURES:
Interest Paid	$106,594	$2,563

See Independent Accountant’s Report and Accompanying Notes.

AVAILENT FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2002 AND 2001

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Availent Financial, Inc. (collectively with its subsidiaries, the “Company”) was incorporated in the state of Texas in December, 2000.  The Company wholly owns the following subsidiaries:  Availent Mortgage, Inc. and Subsidiaries (Mortgage) and Availent Leasing, Inc. (Leasing).

Availent Mortgage, Inc. was incorporated in the state of Texas in December, 2000 and originates single-family residential mortgage loans in Texas and the Southwestern United States.  Mortgage is certified as an FHA Non-Supervised, Title II Loan Correspondent by the Office of Housing and Urban Development.  As of June 30, 2002 and 2001, Mortgage has a majority interest in twelve and three, respectively, limited liability partnerships that secure mortgages, which are processed by Mortgage.  Mortgage accounts for its investments in these partnerships utilizing the consolidated method of accounting.

Availent Leasing, Inc. purchases and, subsequently, leases computer and related equipment to affiliated partnerships.

The accompanying consolidated financial statements of the Company as of and for the six months ended June 30, 2002 and 2001, are unaudited.  These statements include all adjustments consisting only of normal recurring accruals, which are, in the opinion of management considered necessary for a fair presentation of financial position and results of operations.  The results of operations of the Company for the six months ended June 30, 2002 and 2001 are not necessarily indicative of the results to be expected for the full year.

The accompanying financial statements have been restated from previously issued financial statements (dated August 7, 2002) to reflect certain adjustments and reclassifications to various asset, liability, and income and expense accounts.

Basis of Accounting

The Company maintains its records and the accompanying consolidated financial statements have been prepared on the accrual basis of accounting.

Principles of Consolidation

The consolidated financial statements include the accounts of Availent Financial, Inc. and its wholly owned subsidiaries.  All intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash in banks and all highly liquid investments with a maturity of three months or less at the time of purchase.

Financial Instruments

The Company’s financial instruments (primarily cash and cash equivalents, loans held for sale, receivables, payables and borrowings) are carried in the accompanying consolidated financial statements at amounts, which reasonably approximate fair value.

Account Receivables

Account receivables represent amounts owed to the Company as of June 30, 2002 and 2001.  An allowance is established for accounts whose collection is uncertain.  At June 30, 2002 and 2001, there were no accounts receivable.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed on the straight-line method over three to seven years while accelerated methods are used for income tax purposes.  Depreciation expense for the period ended June 30, 2002 and 2001 totaled $6,013 and $2,174, respectively.

Expenditures for additions, major renewals, and betterments are capitalized and expenditures for maintenance and repairs are charged against income as incurred.  When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Revenue Recognition

Currently, loans are negotiated for sale with permanent investors prior to the closing of the loan and as such, no mortgages are held for sale.  As of June 30, 2002 and 2001, the Company has no correspondent relationship with any financial institution.  Gains on sales of loans are recognized at the loan closing which corresponds to the sale date.  Commitment fees, points and premium fees are earned and recognized as revenue when the loans are closed and sold to these permanent investors.

Fees received from borrowers to reimburse the lender for the costs of specific loan origination services performed by third parties, such as appraisal fees, are recognized as revenue when the services have been performed.  The related costs of the third parties (approximately 14%) and employees’ payroll and fringe benefit costs are included in cost of revenues.  All other lending-related costs are included in operating expenses.

Advertising Costs

All costs related to advertising are expensed in the period incurred.  Total advertising expense for the period ended June 30, 2002 and 2001 were $15,380 and $2,686, respectively.

NOTE 2 — CASH CONCENTRATION

At various times throughout the year, the Company may maintain bank deposits in excess of FDIC insurance limits of $100,000.

NOTE 3 — MARKETABLE SECURITIES

The Company accounts for marketable securities in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” with the Company’s securities classified as available-for-sale.  Available-for-sale securities are recorded at fair value with the change in fair value during the year excluded from earnings and recorded net of tax as a component of other comprehensive income.  Realized gains and losses are determined by specific identification and are charged or credited to earnings.

Marketable securities are summarized as follows at June 30, 2002:

	Gross Unrealized Losses	Fair Market Value

Equity Securities	$(307,973)	$66,005

The Company’s portfolio as of June 30, 2002 consists of one security, Advance Technologies, Inc.  SFAS 115 requires that available-for-sale securities be reported at their fair market value as based on the over the counter price at the end of the period.  This security was acquired through a note payable valued at an amount equal to the fair market value of the security at the date of acquisition (i.e., $373,978) the note payable bears interest at 9%, and the interest has been prepaid.  Effective December 2002, the Company may either return the security, pay the outstanding note of $373,978, or extend the transaction date for an additional period of time.

NOTE 4 — OTHER ASSETS

Intangible assets consist of certain customer lists and licensing agreements acquired from a founder for common and preferred stock of the Company and are being amortized over a five and three year period, respectively.  Amortization expense for the periods ended June 30, 2002 and 2001 totaled $9,083 and $6,055, respectively.

Deferred financing commitment costs acquired from a founder for common and preferred stock of the Company are being amortized over a three-year period.  For the period ended June 30, 2002 and 2001, $16,008 and $10,672, respectively, of amortization expense is reflected in the statements of operations and comprehensive income (loss) as interest expense.

NOTE 5 — NOTES PAYABLE

Notes payable consist of the following at June 30, 2002 and 2001:

	2002	2001

Line of Credit - Bank (interest rate at 7.5%, due March, 2003, secured by equipment, leasehold improvements, and furniture and fixtures)	$50,000	$25,000

Individuals (6 notes, interest rate from 9% to 15%, due in years to March, 2003, unsecured)	414,828	—

Total	$464,828	$25,000

Interest expense on all notes payable including those to stockholders and officers (see Note 9) totaled $153,227 and $28,037, respectively, for the periods ended June 30, 2002 and 2001 and accrued interest expense of $56,670 and $14,802, respectively, is included in accrued liabilities in the accompanying financial statements.

NOTE 6 — STOCKHOLDERS’ EQUITY

Preferred Stock

In February 2001 the Board of Directors of the Company adopted and created a series of preferred stock consisting of 200,000 shares designated as the Series A Preferred Stock (“Preferred Stock”) with a par value of $1.00.   All of the Preferred Stock was issued to two officers/stockholders in consideration for certain fixed assets, intangible assets, expenses, and deferred financing commitment costs.  The holders of such shares are not entitled to receive any dividends.

In February 2002, all of the Preferred Shares were redeemed in consideration for two notes payable aggregating $80,000, and the distribution of common shares of Seacrest held for investment by the Company aggregating a value of $11,866.  The remaining value of $108,134 has been credited to additional paid in capital.

Pre Merger Agreement

In the last quarter of 2002, the Company executed an agreement with a related party of Seacrest (“Ball”) relating to the pending merger with Seacrest as described in note 17.  The agreement called for Availent purchasing 1,005,000 common shares of Seacrest from Ball for $49,726 in cash, for Ball to perform certain services for $116,616 in cash and 93,475 shares of Availent common stock valued at $692,245 and for Availent to purchase marketable securities (See note 3) in exchange for a note payable of $373,978 and to prepay the related interest in cash which amounted to $33,658.  In addition, Availent reimbursed the consultant for certain legal fees and expenses incurred in the amount of $50,000.  The services have been accounted for in deferred merger costs as a component of stockholders’ deficiency totaling $858,861 at June 30, 2002. The Company closed the related merger on December 4, 2002.

Issuance of Common Stock for Consulting Services

In March 2001, the Company entered into a consulting agreement for promotion and investor relations. In exchange for services rendered the consultant received 15,940 shares of the Company’s common stock which has been valued at $688 and has been expensed in the statement of operations at December 31, 2001.  The agreement with the consultant has since been terminated as of December 11, 2001.

In February 2002, the Company issued  2,000 shares of the Company’s common stock which has been valued at $17,500 for $5,000 of accrued rent and $12,500 of legal services which has been expensed in the statement of operations at June 30, 2002.

NOTE 7 — CAPITAL LEASES

The Company is the lessee of computer and related equipment under capital leases that expire in 2004.  The assets and liabilities under capital leases are recorded at the lower of the present value of the future minimum lease payments.  Such assets valued at $12,690 are being depreciated over the related lease terms, which approximate the estimated productive lives.  Depreciation expense on these assets totaled $3,234 and $1,630 for the periods ended June 30, 2002 and 2001 and is included in depreciation expense in the accompanying financial statements.

The following is a summary of future minimum lease payments during the next two years:

Year Ending June 30,

2003	$5,286
2004	3,965

9,251

Less: Interest Included in Lease Payments	(1,166)

Net Present Value of Future Minimum Lease Payments	8,085

Less: Current Portion	(4,359)

Long-Term Portion	$3,726

NOTE 8 — INCOME TAXES

The Company accounts for income tax in accordance with SFAS No. 109.  In accordance with SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  When management determines that it is likely that a deferred tax asset will not be realized, a valuation allowance is established.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company files a consolidated federal tax return with Mortgage and Leasing and records its share of the consolidated federal tax provision on a separate return basis.  The Company’s income tax provision for the period ended June 30, 2002 and 2001, consists of the following:

	2002	2001

Current Tax Expense	$—	$—
Deferred Tax Benefit	—	—

Total	$—	$—

As of June 30, 2002 and 2001, the Company has available approximately $339,000 and $0, respectively, of unused net operating loss carry forwards that may be applied against future taxable income and that expire in various years to 2022.

The difference between the loss from operations and the tax loss carry forward results primarily from recognition of equity losses of subsidiaries and certain professional fees for financial reporting purposes but not for tax purposes.

Deferred income taxes result from significant temporary differences between income for financial reporting purposes and taxable income.  These differences arose primarily from the Company’s net operating loss carry forward and recognition of certain items of income and expense for financial reporting purposes but not for tax purposes.  As of June 30, 2002 and 2001, the Company has net deferred tax benefit of approximately $132,000 and $7,500, respectively.  Due to the uncertainty of its ultimate recognition, a valuation allowance has been established equal to the benefit.

NOTE 9 — RELATED PARTY TRANSACTIONS

Notes payable to related parties consist of the following at June 30, 2002:

	2002	2001

Stockholder, 15%, due July 15, 2003, unsecured	$50,000	$—

Stockholder, 15%, due July 15, 2003, unsecured	40,000	—

Stockholder, 15%, due July 15, 2003, unsecured	10,000	—

Stockholder, 19%, due June 20, 2002, unsecured	100,000	—

Stockholder, 15%, due August 19, 2002, unsecured	10,000	—

Stockholder, 12%, due December 31, 2002, unsecured	500,000	—

Stockholder, 15%, due October 12, 2002, unsecured	50,000	—

Total Notes Payable - Stockholders	$760,000	$—

Officer, 13.8%, due January 1, 2003, unsecured	$290,000	$290,000

Officer, 15%, due December 31, 2002, unsecured	64,490	—

Officer, 15%, due December 31, 2002, unsecured	25,000	—

Officer, 15%, due December 31, 2002, unsecured	40,000	—

Officer, 12%, due December 31, 2002, unsecured	40,000	—

Officer, 12%, due December 3, 2002, unsecured	40,000	—

Officer, 15%, due December 28, 2002, unsecured	13,300	—

Total Notes Payable - Officers	$512,990	$290,000

A note payable to a shareholder totaling $500,000 is secured by the personal guarantee of an officer of the Company.  Interest is at 12% and is payable monthly.  The note is due on December 31, 2002.

During the period ended June 30, 2002 and 2001, the Company engaged in various transactions with certain affiliates.  Under informal arrangements, transactions between these entities generated charges primarily involving general and administrative expenses, including certain leasing charges.  During the period, net charges between these companies totaled approximately $316,354 and $67,905, respectively.  These balances are eliminated in consolidation.

As of June 30, 2002, and 2001, Mortgage has a majority interest in twelve and three, respectively, limited liability partnerships (the Partnerships).  These Partnerships secure mortgages that are processed by Mortgage.

Mortgage also receives the required Real Estate Settlement Procedures Act (RESPA) management fee from these Partnerships.  This is calculated as 1% of the Partnerships’ revenue.  The RESPA management fee was $2,160 and $214, respectively, for the periods ended June 30, 2002 and 2001.

For the year ended December 31, 2001 the Company has expensed $300,808 of officers’ salaries which is owed to the officers/shareholders and is included in accrued compensation at December 31, 2001.  Interest is being accrued on the obligation at a rate of 15% per annum and is included in accrued liabilities.

For the six months ended June 30, 2002 the Company has expensed $185,288 of officers’ salaries of which $92,888 is owed to the officers/shareholders and is included in accrued compensation at June 30, 2002.  Interest continued to accrue on unpaid salary amounts at a rate of 15% per annum.

On February 1, 2001, the Company entered into employment agreements with two key officers/shareholders, the chief executive officer and president and the president of Availent Mortgage, Inc.  The employment agreements are for a term of five years with annual salaries of $165,000 each for the first year, $190,000 each for the second year, $275,000 each for the third year, $350,000 each for the fourth year and $425,000 each for the fifth year.

In March 2002, the Company entered into an employment agreement wherein an employee was granted a Restricted Stock Award for 93,475 shares of Availent common stock valued at $692,245.  The employee has a vesting period in the shares at the rate of 20% on each anniversary date of the agreement.  At June 30, 2002, the 93,475 shares of Availent common stock were issued by the Company and are being held in escrow.  The employee has not yet vested in any of the shares and as a result the total value of the award of $692,245 is included in deferred compensation as a component of stockholders’ deficiency.

During the year ended December 31, 2001, advances were given to two officers in the aggregate of $214,800.  The advances bear interest at a rate of 15% per annum.  Interest receivable related to the advances total $43,398 at June 30, 2002.

NOTE 10 — SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

	2002	2001

Contribution of Furniture and Fixtures	$—	$20,950

Preferred Stock Issued for Intangible Assets	$—	$176,050

Preferred Stock Redeemed for Notes Payable and SeaCrest Stock	$200,000	$—

Notes Payable Issued for Redemption of Preferred Stock	$80,000	$—

Equipment Acquired under Capital Lease Obligations	$—	$12,690

Common Stock Issued for Deferred Merger Costs	$692,245	$—

Common Stock Issued for Deferred Compensation	$692,245	$—

Common Stock Issued for Accrued Rent and Professional Fees	$17,500	$—

Seacrest Industries Common Stock Exchanged for Debt Financing	$17,734	$—

The Company leases office space and various office equipment and furniture under operating leases that expire in 2005.  Rent expense for the period ended June 30, 2002 and 2001 was $35,231 and $12,453, respectively.

At June 30, 2002, future minimum rental payments required under these leases are as follows (approximate amounts):

Period Ending June 30,

2003	$68,500
2004	52,000
2005	14,000

Total	$134,500

NOTE 12 — EMPLOYEE SAVINGS PLAN

The Company provides a qualified employee savings plan (the Plan) for its employees.  Participation in the Plan is open to all employees who have reached the age of 21 and may enter the program at the first of the following quarter after completion of 15 days of service, as defined in the Plan.  Employee contributions to the Plan qualify for tax-deferred status under the provision of Section 401(k) of the Code.  The Company may, at the discretion of the board of directors, provide discretionary contributions based on a percentage of an employee’s compensation, as defined in the Plan.  For the periods ended June 30, 2002 and 2001, the Company has not made any matching contributions.

NOTE 13 — STOCK OPTIONS AND WARRANTS

During 2002, the Company granted stock options and warrants to certain key employees and individuals to purchase shares of common stock.  Each option was granted at an exercise price that approximates fair value as concluded by management.  Therefore, no compensation expense was recognized for the period.

Additionally, the Company has issued various stock warrants at an exercise price that approximates fair value as concluded by management associated with certain debt instruments.

NOTE 14 — EARNINGS PER SHARE

The following is the calculation for the earnings per share and diluted earnings per share.

For June 30, 2002	Income (Numerator)	Weighted Average Shares (Denominator)	Per Share Amount

Basic EPS	$(775,386)	628,310	$(1.23)

For June 30, 2001	Income (Numerator)	Weighted Average Shares (Denominator)	Per Share Amount

Basic EPS	$(293,497)	500,227	$(0.59)

Loss per common share is computed pursuant to Financial Accounting Standards Board, Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings Per Share” (“EPS”). Basic income (loss) per share is computed as net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution that could occur from common stock issuable through stock based compensation including stock options, restrictive stock awards, warrants and other convertible securities.  Diluted EPS is not presented since the effect would be anti-dilutive.

NOTE 15 — CONTINGENCY

For the period from inception to date, the Company has incurred significant operating losses and, at times, has experienced cash flow constraints.  Operating losses are projected through 2002.  The cash flow restrictions have been mitigated by additional contributions of capital by new and existing stockholders of the Company and by financing provided through certain credit arrangements.  However, the effect of such operating losses and constraints and the long-term impact on the Company’s operations and financial condition is unknown.

Mortgage, as a FHA Non-Supervised, Title II Loan Correspondent by HUD, has capital requirements of $63,000.  As of June 30, 2002 and 2001, Mortgage was in compliance.

NOTE 16 — RECENTLY ISSUED ACCOUNTING STATEMENTS

Statement of Financial Accounting Standards No. 142 (SFAS No. 142), “Goodwill and Other Intangible Assets,” was recently issued and addresses goodwill and other intangible assets.  The adoption of this pronouncement does not have a material effect on the financial position and results of operations of the Company.

Statement of Financial Accounting Standards No. 144 (SFAS 144), “Accounting for the Impairment or Disposal of Long-Lived Assets” requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The effect of this pronouncement has no current impact on the financial position and results of operations of the Company.

NOTE 17 — SUBSEQUENT EVENT

Merger

Pursuant to an agreement and plan of merger dated March 1, 2002, Seacrest Industries, Corp. (“Seacrest”) acquired all of the issued and outstanding common stock of Availent Financial, Inc., a Texas corporation (“Availent”) in exchange for 54,000,000 shares of SeaCrest common stock which represented approximately 90% of the outstanding shares of Seacrest common stock after the issuance.  Concurrent with the above acquisition, Availent merged with and into SeaCrest. Seacrest then changed its name to Availent Financial, Inc. and re-incorporated in Delaware. Availent and SeaCrest are collectively referred to as the “Company”.

The merger of Availent and SeaCrest has been treated as a recapitalization and purchase by Availent as the acquirer (reverse acquisition) of Seacrest as control rests with the former Availent shareholders, although prior to the acquisition, SeaCrest had been the registrant.  Therefore, the historical financial statements to be reported by the Company going forward from the merger date will be those of Availent.  The transaction is considered a capital transaction whereby SeaCrest contributed its stock for the net assets of the Company.